EXHIBIT 23(a)

   INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in (i) the Registration Statements No. 2-96961 and No. 33-28095 on Form S-8 and related Prospectus of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1983 Stock Option Plan of the Company, (ii) the Registration Statements No. 33-35263, No. 33-50086 and No. 33-64616 on Form S-8 and related Prospectus of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1990 Stock Option Plan of the Company and related Prospectus of the Company, (iii) the Registration Statement No. 33-43791 on Form S-8 relating to the Heilig-Meyers Company Employee Stock Purchase Plan and related Prospectus of the Company, (iv) Registration Statement No. 33-54261 on Form S-8 and related Prospectus of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1994 Stock Option Plan of the Company, and (v) the Registration Statement No. 333-07753 on Form S-3 of Heilig-Meyers Company of our report dated March 25, 1997 on the consolidated financial statements and schedule of Heilig-Meyers Company and subsidiaries, as listed under Items 14(a) (1) and (2), both appearing in the Annual Report on Form 10-K of Heilig-Meyers Company for the year ended February 28, 1997.


   /s/ Deloitte & Touche LLP

   Richmond, Virginia
   May 27, 1997

(page 143)